EXHIBIT 11


                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                        Computation of Earnings Per Share



                                                              For the Three Months              For the Nine months
(dollars in thousands, except share data)                     Ended September 30,               Ended September 30,
                                                           ---------------------------      ---------------------------
                                                              2001            2000             2001            2000
                                                           ----------      -----------      -----------      ----------
BASIC EARNINGS PER SHARE
EARNINGS:
    Net income                                                  $3,197         $2,882            $8,798          $8,444
AVERAGE SHARES OUTSTANDING:
    Weighted average Common Shares outstanding               7,172,290      7,170,006         7,195,286       7,185,677
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================
       BASIC EARNINGS PER SHARE                                  $0.45          $0.40             $1.22           $1.18
========================================================================================================================

DILUTED EARNINGS PER SHARE
EARNINGS:
    Net income                                                  $3,197         $2,882            $8,798          $8,444

AVERAGE SHARES OUTSTANDING:
    Weighted average Common Shares outstanding               7,172,290      7,170,006         7,195,286       7,185,677
    Net effect of the assumed exercise of stock options
        based on the treasury stock method                     131,060         71,451           109,402          92,524
------------------------------------------------------------------------------------------------------------------------
          Total                                              7,303,350      7,241,457         7,304,688       7,278,201
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================
       DILUTED EARNINGS PER SHARE                                $0.44          $0.40             $1.20           $1.16
========================================================================================================================

   Adjusted for 10% stock dividend issued September 12, 2001.